Exhibit 10.3
UST Inc.
2005 Long-Term Incentive Plan
1. Purposes.
The purposes of this Plan are to further the long-term growth in earnings of UST Inc. (the “Company”) and its subsidiaries by providing incentives to those persons with significant responsibility for such growth, to associate the interests of such persons with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating a diverse group of employees and outside directors on a competitive basis, and to ensure a pay for performance linkage for such employees and outside directors. If approved by the Company’s stockholders, this Plan shall replace the UST Inc. Amended and Restated Stock Incentive Plan, the Nonemployee Director Stock Option Plan and the Nonemployee Director Restricted Stock Award Plan, and no further awards shall be made under any of the foregoing plans as of the Effective Date of this Plan (defined below).
2. Definitions.
For purposes of the Plan:
(a) “Award” means a grant of Options, Stock Appreciation Rights (SAR), Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock Based Awards or any or all of them.
(b) “Board” means the Board of Directors of UST Inc.
(c) “Cause” shall mean (i) prior to the expiration of an Employee and Secrecy Agreement or any agreement containing noncompetition provisions between a Participant and the Company, the violation of either such agreement; (ii) the willful and continued failure by a Participant to substantially perform his job duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Participant has not substantially performed his duties; or (iii) the willful engaging by a Participant in misconduct that is materially injurious to the Company, monetarily or otherwise.
(d) “Change in Control” shall have the meaning set forth in Section 11(f).
(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board of Directors of UST Inc. The Compensation Committee shall be appointed by the Board and shall consist of two or more outside, disinterested members of the Board. The Compensation Committee, in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Compensation Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Compensation Committee and may fill any vacancy in the Compensation Committee.
(g) “Common Stock” means the common stock of the UST Inc., par value $.50 per share.
(h) “Company” means UST Inc., its subsidiaries and affiliated businesses.
(i) “Covered Employee” means an Eligible Participant who, as of the date that the value of an Award is recognizable as taxable income, is one of the group of “covered employees” within the meaning of Section 162(m) of the Code, generally, the Named Executive Officers.
(j) “Dividend Equivalent” means a right granted to a Participant to receive cash or Common Stock equal in value to dividends paid with respect to a specified number of shares of Common Stock underlying an Award. Dividend Equivalents may also be granted on a free-standing basis under the Committee’s authority to make Other Stock-Based Awards. Dividend Equivalents may be paid currently or on a deferred basis, in the discretion of the Committee.
(k) “Eligible Participants” means any individual who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in this Plan as follows: any officer or employee of the Company and any consultant or advisor (provided such consultant or advisor is a natural person) providing services to the Company. The term employee does not include any individual who is not, as of the grant date of an Award, classified by the Company as an employee on its corporate books and records even if that individual is later reclassified (by the Company, any court or any governmental or regulatory agency) as an employee as of the grant date. Non-Employee Directors are not Eligible Participants.
(l) “Fair Market Value” on any date means the closing sales price (for actions occurring prior to August 2, 2007, the average of the high and low sales prices) per share of Common Stock as reported on the New York Stock Exchange Composite Transactions Listing for such date, or the immediately preceding trading day if such date was not a trading day, or alternatively, in the discretion of the Committee in the case of an Option or SAR that is intended to be exempt from Section 409A of the Code, fair market value as determined by the Committee in accordance with Section 409A of the Code. Notwithstanding the foregoing, in the case of an ISO, such term means fair market value as determined by the Committee in accordance with Section 422 of the Code.
(m) “ISO” or “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

(n) “Named Executive Officer” means UST Inc.’s Chief Executive Officer and the next four highest paid executive officers, as reported in UST Inc.’s proxy statement pursuant to Regulation S-K, Item 402(a)(3) for a given year.
(o) “Non-Employee Director” means a member of the Board who is not an employee of the Company.
(p) “NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code and that is not designated as an ISO by the Committee.
(q) “Option” means the right to purchase shares of Common Stock at a specified price for a specified period of time.
(r) “Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to this Plan.
(s) “Other Stock-Based Awards” means any form of award valued in whole or in part by reference to, or otherwise based on, Common Stock, including an outright award of Common Stock.
(t) “Participant” means an individual who has received an Award under this Plan, including any Non-Employee Director who has received an Award under Section 8.
(u) “Performance Awards” means an Award of Performance Shares or Performance Units based on the achievement of Performance Goals during a Performance Period.
(v) “Performance-Based Exception” means the performance-based exception set forth in Section 162(m)(4)(C) of the Code from the deductibility limitations of Section 162(m) of the Code.
(w) “Performance Goals” means the goals established by the Committee under Section 7(d).
(x) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Award has been earned.
(y) “Performance Shares” means shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.
(z) “Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(aa) “Plan” means the UST Inc. 2005 Long-Term Incentive Plan, as amended and restated from time to time.
(bb) “Prior Plans” means the UST Inc. Amended and Restated Stock Incentive Plan, the Nonemployee Director Stock Option Plan and the Nonemployee Director Restricted Stock Award Plan.
(cc) “Restriction Period” means, with respect to Restricted Stock or Restricted Stock Units, the period during which any restrictions set by the Committee remain in place. Restrictions remain in place until such time as they have lapsed under the terms and conditions of the Restricted Stock or Restricted Stock Units or as otherwise determined by the Committee.
(dd) “Restricted Stock” means shares of Common Stock, which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed.
(ee) “Restricted Stock Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock.
(ff) “Retirement” with respect to a Non-Employee Director shall mean termination from the Board after such Non-Employee Director shall have attained at least age 65 after having completed at least thirty-six months of service or after such Non-Employee Director shall have satisfied the criteria for Retirement established by the Board from time to time. “Retirement” with respect to an employee shall mean termination from employment having satisfied the definition of retirement under any of the qualified or nonqualified pension plans or arrangements sponsored by the Company.
(gg) “Stock Appreciation Rights” or “SAR” means the right to receive the difference between the Fair Market Value of a share of Common Stock on the grant date (the “Strike Price”) and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised.
(hh) “Total Disability” shall have the meaning set forth in the long-term disability program of UST Inc.
3. Administration of the Plan.
(a) Authority of Committee. The Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (consistent with the terms of the Plan):
• to select the persons to be granted Awards under the Plan,
• to determine the type, size and terms of Awards to be made to each person selected,

• to determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made,
• to establish objectives and conditions for earning Awards,
• to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement,
• to determine whether an Award shall be cancelled or terminated,
• to determine whether the conditions for earning an Award have been met and whether or to what extent an Award will be paid at the end of the Performance Period,
• to determine if and when an Award may be deferred, and the terms and conditions of such deferral,
• to determine whether the amount or payment of an Award should be reduced or eliminated,
• to determine the guidelines and/or procedures for the payment or exercise of Awards,
• to determine whether a leave of absence shall constitute a termination of employment for purposes of the Plan or shall have any other effect on outstanding Awards under the Plan, and
• to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to Covered Employees comply with the Performance-Based Exception under Section 162(m) of the Code.
(b) Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person receiving an Award under the Plan.
(c) Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder and may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan; provided, however, that in no event shall the Committee delegate the authority to make or approve Awards that benefit officers of the Company.

4. Eligibility.
(a) General. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 7 and shall determine the nature and amount of each Award. Only Non-Employee Directors shall be eligible to receive Awards under Section 8.
(b) International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Participants (if any) employed by the Company outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Participants, and (iii) establish subplans and modified Option exercise procedures and other Award terms and procedures to the extent such actions may be necessary or advisable.
5. Shares of Common Stock Subject to the Plan.
(a) Authorized Number of Shares. Unless otherwise authorized by the stockholders of the Company, and subject to the provisions of this Section 5 and the adjustments provided for in Section 10, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be (i) 10 million, plus (ii) the number of shares underlying awards under the Prior Plans, which expire or otherwise remain unissued following the cancellation, termination or expiration of such awards after the Effective Date of this Plan. Any of the authorized shares may be used for any of the types of Awards described in the Plan, except:
(A) at least two million (2,000,000) of the authorized shares will be available for issuance in connection with broad-based grants to employees who are not officers;
(B) no more than three million (3,000,000) of the authorized shares may be issued pursuant to Awards other than Options granted with an Option Exercise Price equal to Fair Market Value on the date of grant or SARs with a Strike Price equal to Fair Market Value on the date of grant, and
(C) no more than five hundred thousand (500,000) shares may be issued in the form of ISOs.
(b) Share Counting. The following shall apply in determining the number of shares remaining available for grant under this Plan:
(i) In connection with the granting of an Option or other Award (other than a Performance Unit denominated in dollars or an SAR that may be solely settled in cash), the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares in respect of which the Option or Award is granted or denominated; provided, however, that where a SAR is settled in shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be reduced only by the number of shares issued in such settlement.
(ii) If any Option is exercised by tendering shares of Common Stock to the Company as full or partial payment of the exercise price, the number of shares available for issuance under this Plan shall be increased by the number of shares so tendered.

(iii) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash or is otherwise terminated for any reason without having been exercised, the shares allocable to the expired, cancelled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted under this Plan.
(iv) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company as a result of an acquisition will generally not count against the reserve of available shares under this Plan, provided in each case that the requirements for the exemption for mergers and acquisitions under rules promulgated by the New York Stock Exchange have been satisfied.
(c) Shares to be Delivered. The source of shares of Common Stock to be delivered by the Company under this Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares, treasury shares or shares acquired on the open market.
6. Award Limitations.
The maximum number of Options or SARs that can be granted to any Eligible Participant during a single fiscal year of the Company cannot exceed 250,000. The maximum per Eligible Participant, per fiscal year amount of Awards other than Options and SARs shall not exceed Awards covering 100,000 shares of Common Stock. Notwithstanding the foregoing, the maximums set forth above shall be increased to 500,000 shares and 200,000 shares, respectively, in the case of an Eligible Participant’s year of hire. The maximum Award that may be granted to any Eligible Participant for a Performance Period greater than one fiscal year shall not exceed the foregoing annual maximum multiplied by the number of full years in the Performance Period. In the case of Performance Units denominated in dollars, the maximum amount that may be earned in each fiscal year during the Performance Period is $3,000,000.
7. Awards to Eligible Participants.
(a) Options.
(i) Grants. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Committee shall determine on the date of grant. Options may be granted alone or in addition to other Awards made under the Plan. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.
(ii) Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Section 409A of the Code).

(iii) Term. The term of Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.
(iv) ISO Limits. ISOs may only be granted to employees of the Company and its subsidiaries and may only be granted to employees who, at the time the Option is granted, do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of Company Common Stock. The aggregate Fair Market Value of all shares with respect to which ISOs are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.
(v) Method of Exercise. Options shall be exercised by written notice to the Company accompanied by payment in cash of the full Exercise Price of the portion of such Option being exercised; provided that the Committee may in its discretion approve other methods of exercise, including, if authorized by the Committee, by tendering to the Company, in whole or in part, in lieu of cash, shares of Common Stock owned by such Participant for at least six months prior to the date of exercise, accompanied by the certificates therefor registered in the name of such Participant and properly endorsed for transfer, having a Fair Market Value equal to the cash Exercise Price applicable to the portion of such Option being so exercised.
(vi) No Repricing. Except for adjustments made pursuant to Section 10, the Option Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price without the approval the stockholders of the Company.
(vii) Buy Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to cause the Company to pay to the Participant the excess of the Fair Market Value of the shares of Common Stock covered by such Option over the Option Exercise Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of its intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice.

(b) Stock Appreciation Rights.
(i) Grants. Subject to the terms and provisions of this Plan, SARs may be granted to Eligible Participants. SARs may be granted either alone or in addition to other Awards made under the Plan. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.
(ii) Strike Price. The Strike Price per share of Common Stock covered by a SAR granted pursuant to this Plan shall be equal to or greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Section 409A of the Code).
(iii) Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.
(iv) Form of Payment/ Required Exercise Date. The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine; provided, however, that the SAR must either (A) become exercisable only upon a date certain (fixed date) occurring no earlier than one year following the date of grant, as determined by the Committee or elected by the Eligible Participant pursuant to rules established by the Committee at the time of grant, or (B) be settled exclusively in Common Stock.
(c) Restricted Stock/ Restricted Stock Units.
(i) Grants. Subject to the terms and provisions of the Plan, Restricted Stock or Restricted Stock Units may be granted to Eligible Participants. Restricted Stock or Restricted Stock Units may be granted either alone or in addition to other Awards made under the Plan.
(ii) Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit; restrictions based upon the achievement of specific Performance Goals (Company-wide or at the subsidiary and/or individual level); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant, any time-based restriction period shall be for a minimum of one year. To the extent that shares of Restricted Stock or Restricted Stock Units are intended to be deductible under Section 162(m) of the Code, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.
(iii) Payment of Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee.

(iv) No Disposition During Restriction Period. During the Restriction Period, Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon shares of Restricted Stock, the Committee may (A) cause a legend or legends to be placed on any certificates relating to such shares of Restricted Stock, and/or (B) issue “stop transfer” instructions, as it deems necessary or appropriate.
(v) Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold shares of Restricted Stock and Restricted Stock Units shall have the right to receive or accrue dividends in cash or other property or other distribution or rights in respect of such shares, and Participants who hold shares of Restricted Stock shall have the right to vote such shares as the record owner thereof. The Committee in its sole discretion will determine when and in what form (e.g., cash or Common Stock, in the case of Restricted Stock or Dividend Equivalents, in the case of Restricted Stock Units) any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant. Unless otherwise determined by the Committee, a Dividend Equivalent granted in connection with an Award of Restricted Stock or Restricted Stock Unit shall be subject to the restrictions and risk of forfeiture during the Restriction Period to the same extent as such Award.
(vi) Share Certificates. Each certificate issued for Restricted Stock shall be registered in the name of the Participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Stock Unit unless and until such Restricted Stock Unit is paid in shares of Common Stock.
(vii) Awards of Performance-Based Restricted Stock. The Committee has granted performance-based Restricted Stock awards that provide for contingent rights to receive additional shares of Common Stock in the event that actual performance exceeds target. These contingent rights are subject to the vesting requirements specified in the applicable Award agreements for the corresponding Restricted Stock and will be paid upon vesting, except as specified in Section 7(c)(viii) below with respect to payments at Separation from Service to Specified Employees and Section 11(c) with respect to shares that vest on a Change in Control that may not trigger payment. If vesting is accelerated from when it would apply under the original terms of an Award agreement, such accelerated vesting shall not trigger payment of the contingent rights unless permissible under Section 409A of the Code and contemplated by the acceleration in vesting. These contingent rights will be paid in shares of Common Stock.

(viii) Section 409A Provisions. Notwithstanding any contrary terms in an agreement evidencing a Restricted Stock Unit (including a Restricted Stock Unit that is a contingent right under an Award of Performance-Based Restricted Stock), any Restricted Stock Unit Award that is a 409A Award (as defined in Section 13(a) below) shall be subject to the following:
(A) A Participant’s vested Restricted Stock Units will be paid not later than the date on which the Participant incurs a Separation from Service (as defined below). Any Restricted Stock Units that are not vested on the date on which the Participant incurs a Separation from Service shall be paid later or forfeited, as required by the terms of the applicable agreement and the Plan. For purpose of this paragraph, whether or not a Participant’s Restricted Stock Units are vested on the date on which the Participant incurs a Separation from Service will be determined under the terms of the applicable agreement and the Plan. If vesting is accelerated from when it would apply under the original terms of an Award agreement, such accelerated vesting shall not trigger payment of the contingent rights unless permissible under Section 409A of the Code and contemplated by the acceleration in vesting. If the Participant is determined to be a Specified Employee on the date of the Participant’s Separation from Service, the otherwise applicable payment date related to the Separation from Service (including a retirement) shall be delayed six months after such Separation from Service.
(B) For purposes of determining the time of payment of the Restricted Stock Unit, a Change in Control shall not be deemed to have occurred unless the transaction constitutes a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Treasury Regulation §1.409A-3(i)(5). It is expressly intended that a Change in Control may occur for vesting purposes with respect to a Restricted Stock Unit at a different time than when a Change in Control occurs for payment purposes. If a Change in Control occurs for vesting purposes with respect to a Restricted Stock Unit at a time when a Change in Control has not occurred for payment purposes with respect to such Restricted Stock Unit, then payment of such Restricted Stock Unit will be made at the earliest of (i) the date on which payment would have been made if the Participant had remained in employment until vesting without regard to a Change in Control or a Separation from Service, (ii) the date on which the Participant incurs a Separation from Service, (iii) the date on which a Change in Control occurs for payment purposes (as described in this Section 7(c)(viii)(B)), or (iv) the date of the Participant’s death. If payment is made in connection the Participant’s Separation from Service and the Participant is determined to be a Specified Employee on the date of the Participant’s Separation from Service, the payment shall be delayed six months after such Separation from Service.
(C) For purposes of this Section 7(c)(viii), “Specified Employee” has the meaning set out in Section 409A(a)(2)(B)(i) of the Code.
(D) For purposes of this Section 7(c)(viii), “Separation from Service” has the meaning set out in Section 409A(a)(2)(A)(i) of the Code.
(d) Performance Awards.
(i) Grants. Subject to the provisions of the Plan, Performance Awards consisting of Performance Shares or Performance Units may be granted to Eligible Participants. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii) Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more objective business criteria, as determined by the Committee) over a Performance Period. The Performance Period shall be no less than one year, unless otherwise determined by the Committee. The business criteria to be used for purposes of Performance Awards will be determined in the sole discretion of the Committee and may be described in terms of objectives that are related to the individual Participant or objectives that are Company wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed, and may consist of one or more or any combination of the following pre-established criteria: (A) net earnings; (B) earnings per share; (C) dividend ratio; (D) net sales growth; (E) net income (before taxes); (F) net operating profit; (G) return measures (including, but not limited to return on assets, capital, equity or sales); (H) cash flow (including, but not limited to, operating cash flow and free cash flow); (I) earnings before or after taxes, interest , depreciation and/or amortization; (J) productivity ratios; (K) share price (including, but not limited to, growth measures and total shareholder return); (L) expense targets; (M) operating efficiency; (N) customer satisfaction; (O) working capital targets; (P) any combination of or a specified increase in any of the foregoing; (Q) the achievement of certain target levels of discovery and/or development of products; or (R) the formation of joint ventures or the completion of other corporate transactions. Without limiting the generality of the foregoing, the Committee shall have the authority to make equitable adjustments to any Performance Goal in recognition of unusual or non-recurring events affecting the Company in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Performance Goals based on business criteria listed above may be made relative to the performance of other corporations.
(iii) Committee Discretion. Notwithstanding the achievement of any Performance Goal established under this Plan, the Committee has the discretion, by Participant, to reduce some or all of a Performance Award that would otherwise be paid. If a Participant who is not a Covered Employee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period.
(iv) Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Section 162(m) of the Code: (A) the Committee shall interpret the Plan and this Section 7 in light of Section 162(m) of the Code and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award or adjust any Performance Goal in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals applicable to the Award have been achieved.

(v) Timing and Form of Payment of Performance Awards. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Except as provided in Section 7(c)(viii) with respect to payments at Separation from Service to Specified Employees and Section 11(c) with respect to shares that vest on a Change in Control that may not trigger payment, payment of earned Performance Units or Performance Shares shall be made in a lump sum within 2 1/2 months following the end of the taxable year in which the applicable Performance Period closes. To carry out the purposes of the prior sentence, Section 7(c)(viii) shall apply to a Performance Award without regard to whether it is a Restricted Stock Unit. The Committee may pay earned Performance Units or Performance Shares in the form of cash or in shares of Common Stock (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award agreement pertaining to the grant of the Award. As determined by the Committee, a Participant may be entitled to receive any dividends declared with respect to shares of Common Stock which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Participant.
8. Awards to Non-Employee Directors.
(a) Awards. Non-Employee Directors are eligible to receive any and all types of Awards under this Plan other than ISOs.
(b) Grants of Awards. The number of shares of Common Stock that will be awarded or covered by an Option or Other Stock Based Award; the restrictions on transfer or the possibility of forfeiture which may be imposed on an Award; and the time at which the Award (or any portion of it) first will become exercisable or no longer subject to any restriction, and the latest date on which an Option may be exercised will be determined in the Board’s sole discretion.
(c) Death, Total Disability and Retirement. In the event of the death, Total Disability or Retirement of a Non-Employee Director prior to the granting of an Award in respect of the fiscal year in which such event occurred, an Award may, in the discretion of the Committee, be granted in respect of such fiscal year to the retired or disabled Non-Employee Director or his or her estate. In the event that a Non-Employee Director ceases to be a member of the Board due to Total Disability, death or Retirement, his or her rights to any outstanding Award will become fully vested and exercisable, as applicable. If any Non-Employee Director ceases to be a member of the Board for any reason other than death, Total Disability or Retirement, his or her rights to any Award in respect of the fiscal year during which such cessation occurred will terminate unless the Board determines otherwise.

9. Deferred Payments.
Subject to the terms of this Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall be designed to comply with Section 409A of the Code. Notwithstanding the foregoing, deferral of Option or SAR gains shall not be permitted under the Plan.
10. Dilution and Other Adjustments.
If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:
(i)	the number and type of securities (or other property) with respect to which Awards may be granted;

(ii)	the limitations on the aggregate number of shares of Common Stock that may be awarded to any one single Participant under various Awards;

(iii)	the number and type of securities (or other property) subject to outstanding Awards (provided the number of shares of any class subject to any Award shall always be a whole number); and

(iv)	the terms, conditions or restrictions of outstanding Awards and/or Award Agreements, including but not limited to the grant, exercise or purchase prices with respect to outstanding Awards;
provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code and that any adjustment of an Option or SAR under this Section 10 shall be accomplished in a manner that permits the Option or SAR to be exempt from Section 409A of the Code. Any and all such adjustments shall be conclusive and binding for all purposes of the Plan.

11. Change in Control.
Unless otherwise determined by the Committee, upon a Change in Control, the following shall occur:
(a) Options. Effective on the date of such Change in Control, all outstanding and unvested Options granted under the Plan shall immediately vest and become exercisable, and all Options then outstanding under the Plan shall remain outstanding in accordance with their terms. Notwithstanding anything to the contrary in this Plan, in the event that any Option granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such Option is involuntarily terminated (other than for Cause) within two (2) years after the Change in Control; (ii) such Option is terminated or adversely modified; or (iii) Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such Option shall immediately be entitled to receive a lump sum cash payment equal to the gain on such Option. For purposes of the preceding sentence, the gain on an Option shall be calculated as the excess (if any) of the value of the consideration that would be received per share of Common Stock in the Change in Control or, if no consideration is to be received by the Company’s stockholders in connection with the Change in Control, the Fair Market Value of a share of Common Stock on the date of the Change in Control, in either case over the Option Exercise Price (except that such payment shall be limited as necessary to prevent the Option from being subject to Section 409A of the Code).
(b) Stock Appreciation Rights. Effective on the date of such Change in Control, all outstanding and unvested SARs granted under the Plan shall immediately vest and become exercisable, and all SARs then outstanding under the Plan shall remain outstanding in accordance with their terms. In the event that any SAR granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such SAR is involuntarily terminated (other than for Cause) within two (2) years after the Change in Control; (ii) such SAR is terminated or adversely modified; or (iii) Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such SAR shall immediately be entitled to receive a lump sum cash payment equal to the gain on such SAR, calculated as of the Determination Date. For purposes of the preceding sentence, the gain on a SAR shall be calculated as the excess (if any) of the value of the consideration that would be received per share of Common Stock in the Change in Control or, if no consideration is to be received by the Company’s stockholders in connection with the Change in Control, the Fair Market Value of a share of Common Stock on the date of the Change in Control, in either case over the Strike Price per share of Common Stock covered by the SAR (except that such payment shall be limited as necessary to prevent the SAR from being subject to Section 409A of the Code).

(c) Restricted Stock/ Restricted Stock Units.
(i) Subject to limitations in an Award agreement, upon a Change of Control all Restricted Stock and Restricted Stock Units shall immediately vest and be released from restriction or paid out to Participants, as applicable, effective as of the date of the Change of Control (but only if the Change in Control constitutes a change in control within the meaning of Section 409A of the Code in the case of Restricted Stock Units that are subject to Section 409A). The Committee has granted performance-based Restricted Stock awards that provide for contingent rights to receive additional shares of Common Stock in the event that actual performance exceeds target. The original Award agreements evidencing these contingent rights provide for accelerated vesting of the Awards in the event of certain Change in Control events or certain employment terminations following certain other Change in Control events. For purposes of the accelerated vesting provisions set forth in the original Award agreements evidencing Awards granted for performance periods beginning in 2008 and 2009, if a Change in Control occurs in the first year of the performance period, “target” shall mean that exactly 100% of the EPS target specified in the applicable Notice of Grant of Restricted Stock was achieved for such year; if the Change in Control occurs in the second year of the performance period, “target” means that the dividend thresholds specified in the Notice of Grant of Restricted Stock were achieved for both the second and third years in the performance period; and if the if the Change in Control occurs in the third year of the performance period, “target” means that the dividend threshold specified in the Notice of Grant of Restricted Stock was achieved for the third year in the performance period.
(ii) The Committee shall be entitled to cancel any and all shares of Restricted Stock and Restricted Stock Units outstanding at the time of a Change in Control in exchange for a lump sum cash payment per outstanding share of Restricted Stock or outstanding Restricted Stock Unit, as applicable, equal to the value of the consideration that would be received per share of Common Stock in the Change in Control or, if no consideration is to be received by the Company’s stockholders in connection with the Change in Control, the Fair Market Value of a share of Common Stock on the date of the Change in Control.
(d) Performance Awards. Each Performance Award granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest and the holder of such Performance Award shall be entitled to a lump sum cash payment equal to the amount of such Performance Award that would have been payable at the end of the Performance Period as if 100% of the Performance Goals have been achieved.
(e) Other Stock Based Awards. The Committee shall be entitled to cancel any and all Other Stock Based Awards outstanding at the time of a Change in Control in exchange for a lump sum cash payment per share of Common Stock represented by outstanding Other Stock Based Awards equal to the value of the consideration that would be received per share of Common Stock in the Change in Control or, if no consideration is to be received by the Company’s stockholders in connection with the Change in Control, the Fair Market Value of a share of Common Stock on the date of the Change in Control.
(f) Timing of Payment. Any amount required to be paid pursuant to this Section 11 shall be paid as soon as practical after the date such amount becomes payable.

(g) Definition. “Change in Control” means the occurrence of any of the following events:
(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (A) the Company, (B) any “person” who on the date hereof is a director or officer of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (D) an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act (a “Beneficial Owner”)), directly or indirectly, of securities of UST Inc. representing 20% or more of the combined voting power of UST Inc.’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (iii)(1) below; or
(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of UST Inc.) whose appointment or election by the Board or nomination for election by UST Inc.’s stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of UST Inc. with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of UST Inc. outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the securities of UST Inc. or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of UST Inc. (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of UST Inc. representing 20% or more of the combined voting power of UST Inc.’s then outstanding securities; or
(iv) the stockholders of UST Inc. approve a plan of complete liquidation or dissolution of UST Inc. or there is consummated an agreement for the sale or disposition by UST Inc. of all or substantially all of UST Inc.’s assets, other than a sale or disposition by UST Inc. of all or substantially all of its assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of UST Inc. in substantially the same proportions as their ownership of UST Inc. immediately prior to such sale.

12. Miscellaneous Provisions.
(a) Forfeiture. The terms and conditions applicable to Awards with respect to the termination for any reason of a Participant’s employment or service with the Company and its Subsidiaries shall be determined by the Committee in its discretion and shall be set forth in the agreement evidencing such Award. Notwithstanding the generality of foregoing, any Award and/or the proceeds of any Award shall be forfeited, as follows: Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under the Plan, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, including without limitation, a violation of any Company code of conduct, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, or (iv) committed a felony or other serious crime.
(b) Claw-Back Provision. If (1) the employment of the Participant is terminated for Cause, or (2) after the Participant’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Participant that would have enabled the Company to terminate the Participant’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (3) subsequent to his termination of employment, the Grantee commits an act described in Section 12(a)(i) above, in each case, if such Act is discovered by the Company within three years of its occurrence, then, unless otherwise determined by the Committee,
(i) any and all outstanding Awards held by such Grantee as of the date of such termination or discovery (whether or not then vested) shall terminate and be forfeited; and
(ii) the Participant (or, in the event of the Participant’s death following the commission of such act, his beneficiaries or estate) shall (A) to the extent such Award was paid in the form of shares of Common Stock, sell back to the Company all shares that are held, as of the date of such termination or discovery, by the Participant (or, if applicable, his beneficiaries or estate) and that were acquired upon the grant, exercise or vesting of any Award on or after the date which is 180 days prior to the Participant’s termination of employment (the “Acquired Shares”), for a per share price equal to the price paid by the Participant (or, if applicable his beneficiaries or estate) for such shares (or, if no consideration was paid for such shares, the shares shall be immediately returned to the Company for no consideration), (B) to the extent Acquired Shares have previously been sold or otherwise disposed of by the Participant (other than by reason of death) or, if applicable, by his beneficiaries or estate, repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate price paid for such Acquired Shares and (C) to the extent such Award was paid in the form of cash, repay to the Company the aggregate cash received by such Participant (or, if applicable, his beneficiaries or estate) upon the exercise or vesting of any Award on or after the date which is 180 days prior to the Participant’s termination of employment.
(c) Rights as Stockholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

(d) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. Once awarded, the shares of Common Stock received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the Securities Exchange Act of 1934 and the Company’s Insider Trading Policy, each as amended from time to time.
(e) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock or upon exercise of Options, to require the payment (through withholding from the Participant’s salary or otherwise) of any such taxes. In addition, if determined by the Committee, a Participant may elect the withholding by the Company of a portion of the shares of Common Stock subject to an Award upon the exercise of such Award, upon the Award being earned or upon Restricted Stock becoming non-forfeitable or Restricted Stock Units becoming non-forfeitable and payable (each, a “Taxable Event”) having a Fair Market Value equal to the minimum amount necessary to satisfy the required withholding liability attributable to the Taxable Event. The Company’s obligation to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.
(f) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries, divisions or affiliates. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees (i) that the Award will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except for Awards already granted under the Plan), (ii) that Awards shall be subject to such rules and limitations as are established by the Committee for the proper administration of the Plan, such as minimums and restrictions on the number of Options that may be exercised during a specified period of time, (iii) that Awards are not a constituent part of salary, wages or compensation for purposes of determining any pension, retirement, death benefit or other benefit under any employee benefit plan of the Company or any subsidiary or for purposes of any agreement between the Participant and the Company unless expressly provided in such agreement, (iv) that the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under this Plan to require Awards to be granted to him or her in the future under this Plan or any other plan, (v) that the value of Awards received under the Plan will be excluded from the calculation of termination indemnities or other severance payments, and (vi) that the Participant will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of Options and Common Stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.

(g) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee shall determine otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(h) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Participant.
(i) Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.
(j) Funding of Plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan.
(k) Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Certificate of Incorporation and Bylaws as in effect from time to time.
(l) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(m) Compliance with Code Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards (as defined in Section 13(a) below), in accordance with the requirements of Section 409A of the Code, unless an exemption is available and applicable, (ii) to maintain the exemptions from Section 409A of the Code of Options, SARs and Restricted Stock and awards designed to meet the short-deferral exception under Section 409A of the Code, and (iii) to preserve the status of deferrals made prior to the effective date of Section 409A of the Code (“ Prior Deferrals”) as exempt from Section 409A of the Code, i.e., to preserve the grandfathered status of Prior Deferrals. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A of the Code and the provisions of any award agreement issued under the Plan, the provisions of the Plan control.

13. Effective Date, Governing Law, Amendments and Termination.
(a) Effective Date. The Plan was approved by the Board on February 17, 2005 and became effective on the date it was approved by the Company’s stockholders (the “Effective Date”) and was amended effective December 7, 2006 (with respect to the dilution and adjustment provisions of Section 10), and August 2, 2007 (with respect to the definition of Fair Market Value). This amendment and restatement of the Plan is generally effective as of the Effective Date, in order to ensure compliance with Section 409A of the Code in the case of “409A Awards,” i.e., all Plan awards that were not both earned and vested as of December 31, 2004, and all Plan awards that were materially modified after October 3, 2004, determined in each case within the meaning of Section 409A of the Code.
(b) Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participants except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of Section 409A of the Code and the regulations thereunder pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless the Company’s stockholders shall have first approved the amendment, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares of Common Stock which may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that can be made under the Plan, (iv) except as permitted by Section 7(d), change the Performance Goals pursuant to which Performance Awards are earned, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) otherwise require shareholder approval under the listing requirement of the New York Stock Exchange or other law, rule or regulation to be effective. With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.
(c) Governing Law. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.
(d) Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

21